EXHIBIT ITEM 24 (b)(9)(a)
                 AMENDMENT TO TRANSFER AGENT SERVICES AGREEMENT


            This Amendment, dated as of the 9th day of February, 1998, made by and between Third Avenue Trust ("Third Avenue"), a Delaware business trust operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS Services"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

            WHEREAS, the Parties are Parties to a Transfer Agent Services Agreement dated March 24, 1997 (the "Agreement"); and

            WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a new series of shares;

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

            1. The Agreement is hereby amended to add a new series, THIRD AVENUE HIGH YIELD FUND, by replacing Schedule "C" of the Agreement with the attached amended Schedule "C".

            2. Except as specifically amended hereby, the Agreement shall not be modified or amended and shall remain in full force and effect.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with an amended Schedule "C", to be signed by their duly authorized officers as of the day and year first above written.



Third Avenue Trust


By:  _____________________________________
     David Barse, Executive Vice-President


FPS Services, Inc.


By:  __________________________
     Kenneth J. Kempf, President


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                                                                    SCHEDULE "C"



                            IDENTIFICATION OF SERIES


Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:


                               THIRD AVENUE TRUST

                             THIRD AVENUE VALUE FUND
                        THIRD AVENUE SMALL-CAP VALUE FUND
                          THIRD AVENUE HIGH YIELD FUND



This Schedule "C" may be amended from time to time by agreement of the parties.